Exhibit 99.1

China Shenghuo Announces Results of Independent Audit Committee Investigation And Appointment of New CFO

KUNMING, China, November 14, 2008 -- China Shenghuo Pharmaceutical Holdings, Inc. (Amex: KUN) ("China Shenghuo" or "the Company"), today announced the findings from its Audit Committee’s previously announced independent internal investigation into the Company’s accounting for certain sales representative commission advances and trade receivables, and other financial reporting matters.

The internal investigation found that two of the Company’s financial department personnel improperly accounted for the collection of certain trade receivables. The effect of these errors was to understate the Company’s bad debt allowance, which resulted in the understatement of general and administrative expenses for fiscal year 2007 and first quarter of 2008. However, the Audit Committee found no evidence to suggest that these accounting errors were made at the direction of, or with the knowledge or involvement of, the Company’s executive officers and management.

As a result, the Company is restating its financial statements for the fiscal year ended December 31, 2007 and the fiscal quarter ended March 31, 2008. The restated financials will be released shortly.

The two employees found to be responsible for the accounting errors have been removed from their positions. The Company also announced today the appointment of Wendy Fu as the Company’s new Chief Financial Officer. Wendy is replacing Ms. Gao, the Company’s former Chief Financial Officer, who resigned effective November 10, 2008.

In her new position, Ms. Fu will be responsible for the Company’s corporate finances and administration and she will manage all financial reporting responsibilities. Ms. Fu is a U.S. licensed CPA with over 10 years of professional experience in accounting, finance and auditing, and she holds a master’s degree in accounting from the University of Texas, Austin.

About China Shenghuo

Founded in 1995, China Shenghuo is a specialty pharmaceutical company that focuses on the research, development, manufacture and marketing of Sanchi-based medicinal and pharmaceutical, nutritional supplement and cosmetic products. Through its subsidiary, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., it owns thirty SFDA (State Food and Drug Administration) approved medicines, including the flagship product Xuesaitong Soft Capsules, which has already been listed in the Insurance Catalogue. At present, China Shenghuo incorporates a sales network of agencies and representatives throughout China, which markets Sanchi-based traditional Chinese medicine to hospitals and drug stores as prescription and OTC drugs primarily for the treatment of cardiovascular, cerebrovascular and peptic ulcer disease. The Company also exports medicinal products to Asian countries such as Indonesia, Russia and Kyrgyzstan. For more information, please visit http://www.shenghuo.com.cn.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in recent press releases, including arising out of the restatement of the Company's financial statements; the Company's continuing ability to satisfy any requirements which may be prescribed by the Exchange for continued listing on the Exchange; potential adverse effects to the Company's financial condition, results of operations or prospects as a result of possible changes to or restatements of prior period financial statements; risks arising from potential weaknesses or deficiencies in the Company's internal control over financial reporting; the Company's reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company's business, including possible contract cancellation; the Company's ability to develop and market new products; the Company's ability to establish and maintain a strong brand; the Company's continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company's intellectual property rights; market acceptance of the Company's products; changes in the laws of the People's Republic of China that affect the Company's operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company's operations; general economic conditions; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
China Shenghuo Pharmaceutical Holdings, Inc.
Mr. Changhua Mu
Securities Affairs Representative
Tel: +86-871-7282698
Email: c.mu@chinashenghuo.net

Grayling Global
Eddie Cheung
Investor Relations
Tel: 646-284-9414
Email: echeung@hfgcg.com